UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2010

Bancinsurance Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-8738	31-0790882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Broad Street, 7th Floor, Columbus, Ohio		43215
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-220-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

As previously reported, on March 22, 2010, the Board of Directors (the "Board") of Bancinsurance Corporation (the "Company") received a letter (the "Proposal Letter") from John S. Sokol setting forth a non-binding proposal by which Falcon Equity Partners, L.P., Barbara K. Sokol, John S. Sokol, James K. Sokol, Carla A. Sokol, Daniel J. Clark, Joseph E. LoConti, Edward Feighan, Charles Hamm and Matthew D. Walter (collectively, the "Proposing Persons") would acquire all of the outstanding shares of common stock of the Company that are not owned by a Proposing Person at a cash purchase price of $6.00 per share (the "Proposal") and, following the closing of the proposed transaction, the Company’s shares would no longer be registered with the Securities and Exchange Commission (the "SEC") and the Company would no longer be a reporting company or have any public shareholders. The Proposal Letter provided that the Proposal would automatically expire on April 22, 2010. On April 21, 2010, the Board received a letter from John S. Sokol informing the Board that the Proposal would remain open on the terms and conditions set forth in the Proposal Letter until the Proposing Persons inform the Board otherwise (the "Extension Letter"). A copy of the Extension Letter is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Special Committee of independent directors (the "Special Committee") formed by the Board to review and evaluate the Proposal is in the process of reviewing and evaluating the Proposal. No assurance can be given that an agreement on terms satisfactory to the Special Committee or the Board will result from the Proposal or that any transaction will be completed.

Forward-Looking Information
Certain statements made in this Current Report on Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecast future events. All statements contained in this Form 8-K, other than statements of historical fact, may be considered forward-looking statements. The words "may," "continue," "estimate," "intend," "plan," "will," "believe," "project," "expect," "anticipate" and similar expressions generally identify forward-looking statements but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those statements. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available at the Web site maintained by the SEC at http://www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Letter from Mr. Sokol to the Company’s Board of Directors, dated April 21, 2010.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancinsurance Corporation

April 23, 2010	By:	/s/ Matthew C. Nolan

Name: Matthew C. Nolan
Title: Vice President, Chief Financial Officer, Treasurer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Letter from Mr. Sokol to the Company’s Board of Directors, dated April 21, 2010.